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PRINCETON NATIONAL BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 10, 2011
Dear Stockholder:
     The Annual Meeting of Stockholders of Princeton National Bancorp, Inc., a Delaware corporation, will be held at The Galleria Convention Center, 1659 North Main Street, Princeton, Illinois, on Tuesday, May 10, 2011 at 10:00 a.m., for the purpose of considering and voting upon.
(1)	the election of one director for a term of three years;

(2)	advisory vote on executive compensation

(3)	ratification of the outside auditors; and

(4)	proposal relating to declassification of the Board of Directors;

(5)	such other business as may properly come before the meeting or any adjournment thereof.
     Stockholders of record at the close of business on March 21, 2011 will be entitled to notice of, and to vote at, the meeting.
     The Corporation’s Annual Report to Stockholders for the year ended December 31, 2010 is enclosed.
IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903. NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

Lou Ann Birkey
Vice President — Investor Relations & Corporate Secretary

April 12, 2011

PROXY STATEMENT
April 12, 2011
     This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Princeton National Bancorp, Inc. (the “Corporation”) (NASDAQ: PNBC) from holders of the Corporation’s outstanding shares of common stock, par value $5.00 per share (the “Common Stock”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 10, 2011 at 10:00 a.m. at The Galleria Convention Center, 1659 North Main Street, Princeton, Illinois, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting and in this Proxy Statement. The Corporation will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Corporation, without receiving additional compensation therefor, may solicit proxies by telephone or in person. This Proxy Statement and proxy are first being mailed to the Corporation’s stockholders on or about April 12, 2011.
Voting at the Annual Meeting
     The close of business on March 21, 2011 has been fixed as the record date for the determination of stockholders of the Corporation entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on that date, 3,325,941 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting.
     Each proxy that is properly voted, signed and received prior to the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instructions are indicated, the proxies will be voted “FOR” the election of the nominee named in the Proxy Statement and “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Any stockholder has the right to revoke a proxy at any time prior to its exercise at the Annual Meeting. A proxy may be revoked by properly executing and submitting to the Corporation a later-dated proxy or by mailing written notice of revocation to Princeton National Bancorp, Inc., 606 South Main Street, Princeton, Illinois 61356, Attention: Lou Ann Birkey, Vice President — Investor Relations and Corporate Secretary. A stockholder may also revoke a proxy by appearing at the Annual Meeting and voting in person. Proxies are valid only for the meeting specified therein or any adjournment of such meeting.
     A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the judges of election appointed for the meeting. The judges will determine whether a quorum is present and, for purposes of determining the presence of a quorum, will treat abstentions as shares that are present and entitled to vote. Abstentions have the effect of a vote against a proposal. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock, if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter (a “broker non-vote”), those shares will be considered as present for purposes of determining whether a quorum is present, but will not have the effect of votes for or against any proposal.
     Under Proposal 1, the one nominee for director who receives the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected a director of the Corporation.

     Under Proposal 2, the affirmative vote of a majority of the votes present and entitled to vote is needed to approve the advisory proposal on the compensation of the Corporation’s named Executive Officers.
     Under Proposal 3, the affirmative vote of a majority of the votes present and entitled to vote is needed for the ratification of the appointment of BKD, LLP as the Corporation’s independent auditors for 2011.
     Under Proposal 4, the affirmative vote of a majority of the votes present and entitled to vote is needed to approve the stockholder proposal to eliminate the classified Board of Directors.
     Shares of Common Stock of the Corporation will be voted as specified. If no specification is made, shares will be voted FOR the nominee for director named below, for Proposals 2 and 3, against Proposal 4 and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matters which may properly come before the meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Corporation’s Board of Directors is currently comprised of ten directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Director Craig O. Wesner will be nominated to serve in Class I until the Annual Meeting of Stockholders to be held in 2014 and until his successor has been duly elected and qualified.
     The nominee is currently serving as a director of the Corporation. The nominee has agreed to serve as a director, if elected, and the Corporation has no reason to believe that the nominee will be unable to serve. In the event of the refusal or inability of the nominee for director of the Corporation to serve as a director, the persons named in the accompanying form of proxy shall vote such proxies for such other person or persons as may be nominated as directors by the Board of Directors of the Corporation, unless the number of directors shall have been reduced by the Board.
     The nominee and directors continuing in office also served on the Board of Directors of the Corporation’s wholly-owned subsidiary, Citizens First National Bank (“Citizens Bank”) during 2010, except for Directors Lee and Janko.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE ONE NOMINEE LISTED ON THE NEXT PAGE.

Name and Age at
December 31, 2010	Position, Principal Occupation, Business Experience and Directorship

Class I Director — Nominee for a Three-Year Term Expiring in 2014

Craig O. Wesner, 69	Director since 1997. Retired General Manager of Ag View FS, Inc., a farm supply cooperative. A member of the Corporation’s Executive Committee. Mr. Wesner was chosen as a Director due to his business knowledge and past experience in the agricultural sector as General Manager of Ag View FS, Inc. He represents the Princeton/Illinois Valley region of the Corporation.

Class III Directors — Term Expires in 2013

Sharon L. Covert, 67	Director since 2001. Secretary/Treasurer of Covert Farms, Inc., a farming operation. A member of the Corporation’s Audit Committee. Ms. Covert was chosen as a Director due to her knowledge of the agricultural sector and her involvement in the local and state level. She represents the Princeton/Illinois Valley region of the Corporation.

Mark Janko, 55	Director since 2002. Owner and President of Janko Realty and Development, a real estate development corporation. Mr. Janko was chosen as a Director due to his knowledge of the real estate sector. He represents the Princeton/Illinois Valley region of the Corporation.

Willard Lee, 81	Director since 2005. Retired President of Somonauk FSB Bancorp, Inc. and Farmers State Bank. Mr. Lee was chosen as a Director due to his past banking experience as President & C.E.O. and a Director of one of the companies acquired. He represents the Central region of the Corporation.

Stephen W. Samet, 66	Director since 1986. President and General Manager of WZOE, Inc., a commercial radio broadcasting corporation. A member of the Corporation’s Audit and Executive Committees. Mr. Samet was chosen as a Director due to his knowledge and expertise in the media field. He represents the Princeton/Illinois Valley region of the Corporation.

Class II Directors — Terms Expire in 2012

Gretta E. Bieber, 58	Director since 2009. Attorney with Alschuler, Simantz & Hem LLC. Director of Citizens First National Bank since 2005. Ms. Bieber was chosen as a Director due to her legal expertise and experience as a Director of one of the companies acquired. She represents the Eastern Region of the Corporation.

Gary C. Bruce, 58	Director since 2001. Owner of Bruce Jewelers. A member of the Corporation’s Audit and Executive Committees. Mr. Bruce was chosen as a Director due to his expertise in the retail sector. He represents the Princeton/Illinois Valley region of the Corporation.

Name and Age at
December 31, 2010	Position, Principal Occupation, Business Experience and Directorship

John R. Ernat, 62	Director since 1994. Partner in I. Ernat & Sons, a farming operation. Mr. Ernat was chosen as a Director due to his background in the agricultural sector. He represents the Princeton/Illinois Valley region of the Corporation.

Todd D. Fanning, 48	Appointed to the Board February 2, 2010. Executive Vice President & Chief Operating Officer/Chief Financial Officer of Citizens First National Bank and Princeton National Bancorp, Inc. since February 2, 2010. He has been with the Corporation since December 1990.

Thomas D. Ogaard, 54	Appointed to the Board September 25, 2009. A member of the Corporation’s Executive Committee. President & Chief Executive Officer of Citizens First National Bank and Princeton National Bancorp, Inc. since February 2, 2010. He has been with the Corporation since August 2009.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
     On February 17, 2009, the President signed into law the American Recovery and Reinvestment Act of 2009. Among other things, the broad sweeping legislation requires that “TARP recipients during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding shall permit a separate [nonbinding] stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Commission.” The nonbinding vote is required annually at each annual or other meeting of stockholders during the period that any obligation arising from financial assistance provided under the TARP Capital Purchase Program remains outstanding.
     On January 23, 2009, the Corporation completed the sale of $25.1 million of preferred stock and a warrant to purchase up to 155,025 shares of the Corporation’s common stock to the U.S. Treasury under the TARP Capital Purchase Program. As a result, the Corporation is submitting this nonbinding proposal for consideration by stockholders in compliance with Section 7001 of the American Recovery and Reinvestment Act of 2009.
     This proposal, commonly known as a "Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the stockholders approve the executive compensation of the Corporation, as described in the “Executive Compensation Discussion” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
     Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION OF THE CORPORATION, AS DESCRIBED IN THE “EXECUTIVE COMPENSATION DISCUSSION”, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.
PROPOSAL 3
RATIFICATION OF ACCOUNTANTS
     The Audit Committee of the Board of Directors has selected BKD, LLP to serve as our independent auditors for the year 2011. The Board of Directors is asking the stockholders to ratify the appointment of BKD, LLP.
     In the event our stockholders fail to ratify the selection of BKD, LLP, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of BKD, LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.
     The affirmative vote of a majority of votes present and entitled to vote on this proposal is required for approval of this proposal.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE APPOINTMENT OF BKD, LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2011.

PROPOSAL 4
STOCKHOLDER PROPOSAL TO
ELIMINATE CLASSIFIED BOARD OF DIRECTORS
Stockholder Proposal
     Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, 303-355-1199, a stockholder who owns of record 1,209.9795 shares of common stock has advised the Corporation that he plans to introduce the following resolution (which is set out in italics) at the 2011 Annual Meeting of Stockholders:
“RESOLUTION
     That the shareholders of PRINCETON NATIONAL BANCORP, INC, request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”
Stockholder Statement in Support
     The statement in support of the resolution (which is set out italics) prepared by Mr. Armstrong is quoted verbatim below.
“STATEMENT
     The proponent believes that had greater accountability been in place for our Directors’ performance, the present losses of earnings and elimination of dividend payments would not have happened.
     The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.
     As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.
     The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.
     Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”
     While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance, as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.
     The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.
     In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.
     If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Board Recommendation
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL.
Board Statement in Opposition
     After consideration of Mr. Armstrong’s proposal, the Board of Directors has determined that it is not in the best interest of the Corporation or its stockholders to provide for the election of all members of the Board every year. The Board continues to believe that a classified Board of Directors provides important benefits to both the Corporation and its stockholders including:
•	The staggered election of Directors assures that at any given time 2/3rds of the Directors will have had prior experience on the Board. The Board believes that such continuity is important especially in the community banking industry where Directors often play a more active role and often have a higher identity in the market areas serviced by the institution than new Directors of large diversified companies.

•	A potential acquirer will be strongly encouraged to deal directly with the Board of Directors and the Board will be in a better position to negotiate effectively on behalf of the stockholders to realize the greatest possible stockholder value. Because at least two annual stockholder meetings generally will be required to effect a change in control of the Board, the classified structure gives the incumbent Directors the time necessary to evaluate the adequacy and fairness of any take-over proposal, negotiate on behalf of all stockholders and weight alternative methods of maximizing stockholder value for all stockholders.

•	The existence of three-year terms for Directors assists the Corporation in attracting local director candidates who are willing to make longer term commitments of their time and energy.

•	The staggered Board provides greater flexibility to protect stockholder interests and to assure continuity in the Corporation’s affairs and business strategies.

•	Electing Directors to three-year terms also enhances the independence of non-management Directors by providing them with a longer assured term of office, thereby insulating them against pressure from management or from special interest groups who might have an agenda contrary to the long term interests of all stockholders.

•	The Board believes that the ability to replace the entire Board of Directors at one meeting undermines Director independence and leaves the Corporation vulnerable to special interest groups who may not be acting in the best interest of all stockholders.
     The Board of Directors believes that the benefits of the current classified Board structure do not come at the cost of Directors’ accountability to stockholders. Furthermore, the Board of Directors believes that the annual election of 1/3rd of the Directors provides stockholders with an effective means to effect change and communicate their views on the Corporation’s performance and that of its Directors.
     Approval of the proposal would not in itself declassify the Board of Directors. Approval of the proposal would only advise our Directors that a majority of our stockholders voting at the meeting favor a change and would prefer that the Board of Directors take the necessary steps to end the staggered system of electing Directors. Declassification of the Board would require an amendment to our Certificate of Incorporation, which requires the affirmative vote of an 80% super-majority of the outstanding shares of our common stock to approve the amendment.
     Signed proxies will be voted against the stockholder proposal unless otherwise specified.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” APPROVAL OF THE PROPOSAL REGARDING THE ELIMINATION OF THE CLASSIFIED BOARD.
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR,
MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

     The number and percentage of shares of Common Stock beneficially owned as of March 21, 2011 are listed below for each executive officer and director of the Corporation. Except as set forth below, the nature of each director’s beneficial ownership is sole voting and investment power.

	Amount and Nature		Percent of
	of Beneficial Ownership		Common Stock
Gretta E. Bieber	9,419	[1]	*
Gary C. Bruce	20,501	[2]	*
Sharon L. Covert	20,087	[3]	*
John R. Ernat	30,336	[4]	*
Todd D. Fanning	12,658	[5]	*
Mark Janko	22,376	[6]	*
Willard Lee	13,504	[7]	*
Thomas D. Ogaard	8,463	[8]	*
Stephen W. Samet	32,076	[9]	*
Craig O. Wesner	34,909	[10]	1.05%

*	Less than 1%
All directors and executive officers (12 persons) of the Corporation and/or Citizens Bank, as a group, beneficially own 220,256 shares of Common Stock, or 6.62% of the outstanding Common Stock.

[1]	Includes 8,668 exercisable stock options.

[2]	Includes 15,501 exercisable stock options.

[3]	Includes 526 shares held by her husband; and 12,001 exercisable stock options.

[4]	Includes 300 shares held by his wife; and 12,501 exercisable stock options.

[5]	Includes 9,067 exercisable stock options.

[6]	Includes 14,001 exercisable stock options.

[7]	Includes 2,302 shares held by his wife’s trust; and 8,001 exercisable stock options.

[8]	Includes 2,000 exercisable stock options.

[9]	Includes 450 shares held jointly with his wife; 364 shares held by his wife; and 15,501 exercisable stock options.

[10]	Includes 934 shares held by his wife; and 15,501 exercisable stock options.

Board Leadership Structure and Oversight of Risk
     We are focused on the Corporation’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except our chief executive officer and chief operating officer, are independent. In addition, all of the members of the Board of Directors’ Audit, Compensation and Nominating Committees are independent.
     Our Board of Directors believes that it is preferable for one of our independent directors to serve as Chairman of the board. The person our board elected as Chairman, Craig O. Wesner, has been a Director since 1997 and is a long-time resident of our primary market area. We believe it is the CEO’s responsibility to run the Corporation and the Chairman’s responsibility to run the board. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent Chairman whose sole role is leading the Board of Directors. In making its decision to have an independent Chairman, the Board of Directors considered the amount of time that the CEO has to devote in the current economic environment. By having another director serve as Chairman of the Board of Directors, the CEO will be able to concentrate on running the Corporation. This will also ensure there is no duplication of efforts between the CEO and the Chairman. We believe this structure provides strong leadership for the board, while also positioning the CEO as the leader of the Corporation in the eyes of our customers, employees and other stakeholders.
     Our Audit Committee is primarily responsible for overseeing the Corporation’s risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from the Risk Management Officer regarding the Corporation’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The Risk Management Officer reports directly to the Audit Committee and meets with them on a quarterly basis to discuss potential risk or control issues. The Audit Committee reports regularly to the full Board of Directors, which also considers the Corporation’s entire risk profile. The full Board of Directors focuses on the most significant risks facing the Corporation and the Corporation’s general risk management strategy and also ensures that risks undertaken by the Corporation are consistent with the Board of Directors’ desired risk level. While the Board of Directors oversees the Corporation’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Corporation and that our board leadership structure supports this approach.
     We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Corporation’s needs.
Board of Directors’ Meetings and Committees
     The Board of Directors held eight meetings during 2010. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and an ad hoc Nominating Committee. Each director of the Corporation attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served. The Board of Directors has determined that Bieber, Bruce, Covert, Ernat, Janko, Lee, Samet and Wesner are independent as independence is defined in the NASDAQ’s listing standards, as those standards have been modified or supplemented.
Executive Committee
     The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors of the Corporation in the interim between meetings of the Board. Directors Bruce, Ogaard, Samet and Wesner are members of the Executive Committee. The Committee did not meet in 2010.

Audit Committee
     The Audit Committee has the responsibility of reviewing the scope of internal and external audit procedures and reviewing the results of internal and external audits conducted with respect to the Corporation and Citizens Bank and periodically reporting such results to the Board of Directors. Directors Bruce, Covert and Samet are members of the Audit Committee. The Committee met six times during 2010.
Nominating Committee
     The Board of Directors has an ad hoc Nominating Committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the Board’s selection, director nominees to be presented for stockholder approval at the annual meeting of stockholders or to fill any vacancies. While the Committee considers diversity when nominating a director, there is no formal Diversity Policy established. Directors Bruce, Samet, and Wesner were members of the ad hoc Nominating Committee. The Nominating Committee met three times during 2010.
     The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on our website at http://www.pnbc-inc.com. When formed, it is anticipated that each of the members of the Nominating Committee will be independent as independence is defined in NASDAQ’s listing standards, as those standards have been modified or supplemented.
     The Nominating Committee’s policy is to consider director candidates recommended by stockholders. Such recommendations must be made pursuant to timely notice in writing to:
Princeton National Bancorp, Inc.
606 South Main Street
Princeton, Illinois 61356
Attention: Chairman
     The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of the directors to possess. The Nominating Committee will use a process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee, and the Corporation’s then current needs. Although the Committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder, historically, nominees have been existing directors or business associates of our directors or officers.
Compensation Committee
     The Corporation has a joint Compensation Committee of the Board of Directors with Citizens Bank. The Executive Officers of the Corporation are also Executive Officers of Citizens Bank and, as a result, they receive compensation only from Citizens Bank for services to the Corporation and Citizens Bank. During 2010, the Directors’ Personnel Policy and Salary Committee (the “Committee”) established the compensation procedures and policies for the Corporation and Citizens Bank. The Committee is empowered to review and approve the annual compensation and compensation procedures for the Corporation’s Executive Officers, which consist of the President & Chief Executive Officer and Executive Vice President & Chief Operating Officer/Chief Financial Officer/Treasurer. The Committee relies on recommendations of the President & Chief Executive Officer with respect to the Corporation’s senior officers other than himself. The Corporation does not customarily utilize compensation consultants. The Committee met nine times in 2010.
     The Board of Directors has adopted a written charter for the Committee, a copy of which is available on the Corporation’s website at http://www.pnbc-inc.com.

Citizens Bank Board of Directors
     The Board of Directors of Citizens Bank held thirteen meetings during 2010. The Board of Directors of Citizens Bank has Auditing & Accounting; Fiduciary Services Auditing & Accounting; Loan; Fiduciary Services; Marketing & Sales Management; CRA & Compliance; Personnel Policy & Salary; Executive; and Funds Management Committees. The Committees collectively held a total of sixty meetings during 2010. Each director of Citizens Bank attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she served.
Code of Ethics
     The Corporation has adopted a Code of Ethics that applies to all of the employees, officers and directors, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics contains written standards that the Corporation believes are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Corporation files with, or submits to, the Securities and Exchange Commission and in other public communications the Corporation makes;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the Code to an appropriate person or persons named in the Code; and

•	Accountability for adherence to the Code.
     This Code of Ethics is included each year as Exhibit 14 to our Annual Report on Form 10-K and is available on our website at http://www.pnbc-inc.com. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the Code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at http://www.pnbc-inc.com within four business days following the date of the amendment or waiver.
Stockholder Communications with the Board
     The Board of Directors has a process for stockholders to send communications to the Board of Directors or its Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to the Board of Directors, its Audit Committee or specific directors by regular mail to the attention of the Board of Directors, its Audit Committee or specific directors at the principal executive office at 606 South Main Street, Princeton, Illinois 61356. All of these communications will be reviewed by our Corporate Secretary (1) to filter out communications that our Corporate Secretary deems are not appropriate for our directors, such as “spam” and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the Annual Meeting of Stockholders, if possible. All of our directors attended last year’s Annual Meeting of Stockholders.
Compensation of Directors
     Each director of the Corporation who is not also an employee of the Corporation or an employee or director of Citizens Bank received a $250 fee for each Board meeting attended and a $3,000 retainer. Each director of the Corporation who is also a director of Citizens Bank and who is not an employee of the Corporation or Citizens Bank received a $100 fee for each Board meeting of the Corporation attended in 2010. Each director of the Corporation, other than Directors Janko and Lee, was also a director of Citizens Bank during 2010. In addition, in 2010, each non-

employee director of the Corporation was awarded a grant of 2,000 stock options. The options vest over three years at a rate of one-third per year, have an exercise price of $3.64 (the average of the low and high price on grant date) and expire on December 31, 2020.
     During 2010, each director of Citizens Bank who is not also an employee was paid a retainer ($19,000 per annum) plus a fee for each Board and Committee meeting attended. Each director of Citizens Bank who is not also an employee, other than the Chairman of the Board, received a $100 fee for each Citizens Bank Board meeting and a $100 fee for each Committee meeting attended in 2010. The Chairman of the Board of Citizens Bank received a $200 fee for each Board meeting attended and a $150 fee for each Committee meeting attended in 2010. The Chairman of the Audit Committee received a $150 fee for each Audit Committee meeting attended in 2010.
PNBC/CFNB Director Compensation

	Fees Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)	($)[1]	($)
(a)	(b)	(c)	(d)
Daryl Becker[2]	$2,000	0	$2,000
Gretta E. Bieber	$21,500	$1,360	$22,860
Gary C. Bruce	$22,450	$1,360	$23,810
Sharon L. Covert	$22,100	$1,360	$23,460
John R. Ernat	$21,600	$1,360	$22,960
Donald E. Grubb[2]	$1,200	0	$1,200
Mark Janko	$4,500	$1,360	$5,860
Willard Lee	$5,000	$1,360	$6,360
Ervin Pietsch	$21,500	$1,360	$22,860
Stephen W. Samet	$25,400	$1,360	$26,760
Craig O. Wesner	$29,700	$1,360	$31,060

[1]	Represents the grant date fair value of 2010 option awards.

[2]	Directors’ Becker and Grubb retired in April of 2010.
Executive Compensation Discussion
Objectives of Compensation Program
     The primary objective of the compensation program is to attract and retain qualified, energetic staff members who are enthusiastic about the Corporation’s mission and culture. A further objective is to provide incentives and reward staff members for their contribution to the Corporation. The compensation program is also designed to align management’s compensation with the long-term interests of stockholders.
Base Salary
     Each Executive Officer’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee considers the job performance of the Executive Officers and the average salaries, as published by Crowe Horwath of all of those persons holding comparable positions at comparably-sized bank holding companies and banks, as the case may be, in determining each Executive Officer’s base salary. The base salaries of the Executive Officers are targeted at the average base salary levels of Crowe Horwath third quartile of the comparative compensation group.
     Stock price performance has not been a factor in determining annual compensation, because the price of the Corporation’s stock is subject to a variety of factors outside of our control. There is not an exact formula for allocating between cash and non-cash compensation. Compensation is generally paid as earned.
     Annual Executive Officer compensation consists of a base salary component and an incentive component. It is the Committee’s intention to set total executive cash compensation at an attractive, competitive level to retain a strong, motivated leadership team. The incentive plan is included as part of compensation to align the financial incentives with the interests of the stockholders.
Incentives
     The compensation program is designed to reward staff members for their contribution to the Corporation. Variable compensation may be awarded to the Executive Officers based on the performance of the Corporation and Citizens Bank to maximize achievement of the key corporate strategies/objectives and annual business plan of Citizens Bank. In measuring the Executive Officers’ contributions, the Committee may consider numerous factors including the Corporation’s growth, financial performance and the achievement of key measurement factors established annually and approved by the Committee. There was no Incentive Compensation Plan established for the year 2010.
     When incentives are paid, the achievements accomplished determine the percentage payout. In determining the level of payout for the measurement factors, the current year’s budget is used, as well as a target goal and a target plus goal. Depending on the level of goals achieved, the minimum award level is 0% and the maximum level is 35%. A scale is attached to each level indicating the percentage of the payout based on the achieved results. The award for each measurement factor is multiplied by the percentage of weighting in each Officer’s individual MBOs.
     Due to the sale of $25.1 million of preferred stock and a warrant to purchase up to 155,025 shares of the Corporation’s common stock to the U.S. Treasury under the TARP Capital Purchase Program, the Executive Officers were not eligible to participate in an Incentive Compensation Plan in 2010.
Equity Compensation
     All Directors and employees of Citizens Bank are eligible for awards under the 2003 Stock Option Plan and the 2007 Stock Compensation Plan in the form of stock option grants and, in the case of the 2007 plan, restricted stock awards. Beginning in 2006, the accounting treatment for stock options changed as a result of the accounting standards pursuant to ASC 718. The original Stock Option Plan was approved by the stockholders of the Corporation in 1998, the 2003 Stock Option Plan was approved by the stockholders in 2003 and the 2007 Stock Compensation Plan was approved by stockholders in 2007. In the opinion of the Committee and the Board of Directors, the Corporation’s stock compensation plans promote the alignment of management and stockholder interests and result in Executive Officers of the Corporation being sufficient stockholders to encourage long-term performance and Corporation growth. The number of stock option grants and restricted stock awards made to each Executive Officer are determined on a discretionary, rather than formula, basis by the Committee.
     Due to the sale of $25.1 million of preferred stock and a warrant to purchase up to 155,025 shares of the Corporation’s common stock to the U.S. Treasury under the TARP Capital Purchase Program, the Executive Officers were not eligible to receive stock option awards in 2010. In lieu of stock option awards, the Corporation granted restricted stock awards to certain executives, including some of the Executive Officers. These awards were granted on March 31, 2010 (for the year 2009) and December 31, 2010. Pursuant to the terms of the awards, recipients of the awards become vested in the shares of the Corporation stock subject to the awards over a 3 year period. Notwithstanding the general vesting schedule applicable to the restricted stock awards, during the period that any portion of the funds of the Corporation received under the TARP Capital Purchase Program has not been repaid, no shares of restricted stock shall become vested within two years from the date of the award and vesting will only occur in 25% increments based on the Corporation’s repayment of a corresponding percentage of TARP funds.
Retirement Plans
Citizens Bank maintains a 401(k) & Profit Sharing Plan. Citizens Bank will match 100% of salary reduction contributions up to 3% of compensation, plus 50% of salary reduction contributions in excess of 3%, but not to exceed 5%. Citizens Bank may also contribute a discretionary contribution to the Profit Sharing Plan on an annual basis. The calculation used to determine whether a contribution will be made is based on net income results of

Citizens Bank. No contribution was made for the year 2010.
Employment Agreements
     Thomas D. Ogaard has an employment agreement with the Corporation, effective February 2, 2010, which provides for his full-time employment as President and CEO at a base compensation of $300,000 per year, or such increased amount as the Board of Directors of Citizens Bank may determine, plus fringe and health and welfare benefits. His term of employment is continuously extended so as to have a remaining term of one year, unless terminated sooner as a result of good cause or for good reason (see definition in Other Potential Post-Employment Payments). The agreement also provides that Mr. Ogaard shall be eligible to participate in any incentive plans that the Corporation establishes for its executives.
Summary
     The following table summarizes compensation for services to the Corporation and Citizens Bank for the years ended December 31, 2010 and 2009, paid to, or earned by, the President & Chief Executive Officer and the top two other Executive Officers of the Corporation and/or Citizens Bank whose salary and bonus exceeded $100,000 for the year ended December 31, 2010:
Summary Compensation Table

						Non-Equity	All Other
		Salary	Bonus	Stock Awards	Option Awards	Incentive Plan	Compensation
Name and Principal Position	Year	($)	($)	($)[1]	($)[2]	Compensation	($)[3]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Tony J. Sorcic	2010	$52,041	$0	—	—	—	$62,082	$114,123
President and Chief Executive Officer	2009	$368,407	$0				$12,915
(Retired effective February 1, 2010)
Thomas D. Ogaard	2010	$291,600	$0	$18,200	—	—	$9,920	$319,720
President and Chief Executive Officer
James B. Miller	2010	$186,505	$0	—	—	—	$7,660	$194,165
Executive Vice President	2009	$198,610	$0	$4,970	—	—	$12,355	$215,935
Todd D. Fanning	2010	$183,613	$0	$1,820	—	—	$7,126	$192,559
Executive Vice President &	2009	$171,037	$0	$4,970	—	—	$9,507	$185,514
COO/CFO/Treasurer

[1]	This column represents the grant date fair value of 2010 and 2009 awards.

[2]	In compliance with the U.S. Treasury TARP Capital Purchase Program there were no options granted in 2010 or 2009. Please refer to note 14 to our Financial Statements for additional information on our Stock Compensation Plans.

[3]	The compensation reported represents Corporation matching contributions to the Corporation 401(k) Plan and Corporation contributions to the Profit Sharing Plan; on Tony J. Sorcic this column also includes fees for consulting services paid to him for six months after his retirement on February 1, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of		Number of				Market Value
	Securities		Securities			Number of	of Shares or
	Underlying		Underlying			Shares or	Units of
	Unexercised		Unexercised	Option		Units of Stock	Stock That
	Options		Options	Exercise	Option	That Have	Have Not
	Exercisable		Un-exercisable	Price	Expiration	Not Vested	Vested
Name	(#)		(#)	($)	Date	(#)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)
Thomas D. Ogaard			6,000 [3]	$10.91	12/31/19
President and Chief Executive Officer						5,000	$18,200 [4]
Todd D. Fanning	533	[1]		$28.56	12/31/13
Executive Vice President &	1,200	[1]		$28.83	12/31/14
COO/CFO/Treasurer	2,000	[1]		$33.25	12/31/15
	2,000	[1]		$32.55	12/31/16
	2,000	[1]		$24.84	12/31/17
			2,000 [2]	$22.57	12/31/18
						500	$1,820 [4]
						500	$1,820 [4]
James B. Miller	2,000	[1]		$16.21	12/31/11
Executive Vice President	4,000	[1]		$21.15	12/31/12
	4,000	[1]		$28.56	12/31/13
	4,000	[1]		$28.83	12/31/14
	3,000	[1]		$33.25	12/31/15
	3,000	[1]		$32.55	12/31/16
	3,000	[1]		$24.84	12/31/17
			5,000 [2]	$22.57	12/31/18
						500	$1,820 [4]
Tony J. Sorcic	20,000	[1]		$28.56	12/31/13
President and Chief	20,000	[1]		$28.83	12/31/14
Executive Officer (Retired effective	20,000	[1]		$33.25	12/31/15
February 1, 2010)	20,000	[1]		$32.55	12/31/16
	20,000	[1]		$24.84	12/31/17
			20,000 [2]	$22.57	12/31/18

[1]	Stock Options are fully vested.

[2]	Stock Options vest at a rate of 33 1/3% per year, with vesting dates of 12/31/09, 12/31/10, 12/31/11

[3]	Stock Options vest at a rate of 33 1/3% per year, with vesting dates of 12/31/10, 12/31/11, 12/31/12

[4]	The stock awards vest 0% in year one, 66 2/3% in year two, and 33 1/3% in year three, subject to restrictions of the TARP Capital Purchase Program.

Other Potential Post-Employment Payments
     Our Executive Officers have built the Corporation into the successful enterprise it is today, and we believe it is important to protect them in the event of a change in control, a termination of the Executive’s employment by the Corporation without cause or by the Executive for good reason, the Executive’s death or the Executive’s disability. Further, it is our belief the interests of stockholders will be best served if the interests of our Senior Management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of Executive Officers to pursue potential change in control transactions that may be in the best interests of stockholders. The cash component of any post-termination payment is paid in a single, lump sum and is based upon a multiple of base salary.
     The following paragraphs describe the post-termination benefits payable to Mr. Ogaard. During the period that the U.S. Treasury holds preferred stock of the Corporation pursuant to the TARP Capital Purchase Program, the Corporation may be prohibited or restricted from making the payments to Mr. Ogaard as described in this section.
     A post-termination benefit is payable to Mr. Ogaard if, during the term of his employment agreement, the Corporation or Citizens Bank terminates his employment without cause, Mr. Ogaard terminates his employment for good reason or the Corporation or Citizens Bank terminates Mr. Ogaard’s employment within the twelve month period following a change in control. Under any of these circumstances, Mr. Ogaard would be entitled to receive a lump sum payment payable within 30 days following the date on which his employment terminates equal to the greater of his monthly salary times twelve or the salary payable for the balance of the term of his employment agreement. For the longer of twelve months or the period remaining in his employment agreement, Mr. Ogaard also would be entitled to receive all benefits accrued under any incentive and retirement plan of the Corporation, and he and his dependents would continue to be covered by all welfare plans of the Corporation. In addition, in the event of a change in control of the Corporation, all outstanding stock options and restricted stock awards would become fully and immediately exercisable. At December 31, 2010, had Mr. Ogaard’s employment with the Corporation or the Bank terminated under one of the circumstances described above, Mr. Ogaard would have been entitled to receive $300,000 in base salary and $12,439 representing the present value of continued welfare benefit plan participation described above.
     If Mr. Ogaard dies during the term of his employment agreement, Mr. Ogaard’s spouse and other dependents would continue participation in the Corporation’s welfare benefit plans on the same terms as they would have been provided if Mr. Ogaard were an active employee for a period of twelve months following Mr. Ogaard’s death.
     If Mr. Ogaard’s employment terminates due to his disability, the Corporation will continue to pay his base salary from the date of disability until Mr. Ogaard is eligible to receive benefit payments under the Bank’s disability plan. During the period Mr. Ogaard is eligible to receive disability benefits under the Bank’s disability plan, Mr. Ogaard will remain eligible to participate in the Corporation’s welfare benefit plans. Base salary continuation payments are reduced by disability benefits paid to Mr. Ogaard and cease upon the cessation of disability, except salary will be paid for an additional twelve months if neither the Corporation nor the Bank offer Mr. Ogaard re-employment in the same position he held prior to his disability.
     A change in control is deemed to occur (i) upon the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the Corporation’s voting stock; (ii) upon the commencement of a tender offer or an exchange offer for more than 20% of the Corporation’s outstanding voting stock; (iii) upon a merger or consolidation of the Corporation after which the Corporation’s stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; (iv) upon a transfer of 25% or more of the Corporation’s voting stock or substantially all of the property of Corporation, other than to an entity of which the Corporation owns at least 50% of the voting stock; (v) upon a merger or consolidation of the Bank after which the Bank’s stockholders immediately prior to the merger hold less than 25% of the voting stock of the surviving corporation; or (vi) upon a transfer of 25% or more of the Bank’s voting stock or substantially all of the property of the Bank, other than to an entity of which the Bank owns at least 50% of the voting stock.

For purposes of determining Mr. Ogaard’s rights to severance benefits upon their voluntary termination of employment, good reason is deemed to exist if Mr. Ogaard terminates his employment because, without his express written consent, (i) the Corporation breaches any of the terms of his employment agreement, (ii) he is assigned duties materially inconsistent with the duties and responsibilities stated in the By-laws of the Corporation and the Bank for his positions, (iii) the duties and responsibilities for the office held by Mr. Ogaard as stated in the By-laws of the Corporation and the Bank, respectively, are amended to be materially inconsistent with the duties and responsibilities that would typically be expected of that office; or (iv) the Corporation or the Bank changes by 50 miles or more the principal location in which Mr. Ogaard is required to perform services. Upon the occurrence of any event referenced in (i) through (iv) above, Mr. Ogaard shall, within 90 days of such occurrence, provide the Corporation notice of the existence of the condition. Upon receiving notice, the Corporation shall have no more than 30 days to remedy the condition. Mr. Ogaard shall have six months from the date of the initial existence of one of the above events to terminate his employment under this section.
AUDIT COMMITTEE REPORT
     The Corporation’s Audit Committee is currently comprised of three directors (Bruce, Covert and Samet). Each of the members of the Audit Committee is independent under the definition contained in Rule 5605(a) (2) of NASDAQ’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.pnbc-inc.com.
     In connection with the audited consolidated financial statements contained in the Corporation’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Audit Committee reviewed and discussed the audited financial statements with management and BKD, LLP. The Audit Committee discussed with BKD, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received written disclosures from BKD, LLP required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with them their independence.
     Based on the review and discussions, the Audit Committee recommended that the audited Consolidated Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
THE AUDIT COMMITTEE

Gary C. Bruce	Sharon L. Covert	Stephen W. Samet

AUDIT AND NON-AUDIT FEES
     The following table presents fees for professional audit services rendered by BKD, LLP for the audit of the Corporation’s Consolidated Financial Statements for 2010 and 2009, and fees billed for other services rendered by BKD, LLP:

	2010	2009
Audit fees (1)	$250,450	$212,500
Audit-related fees (2)	$16,050	$13,500

Audit and audit-related fees	$266,500	$226,000
Tax fees	—	—
All other fees (3)	$3,000	$9,480

Total fees	$269,500	$235,480

(1)	Audit fees include those necessary to perform the annual audit and quarterly reviews of the Corporation’s consolidated financial statements. In addition, audit fees include audit or other attest services required by statute or regulation, such as consents, reviews of SEC filings and audits of internal control over financial reporting.

(2)	Audit-related fees consist principally of fees for recurring and required financial statement audits of the Corporation’s employee benefit plan and other attest services not required by statute or regulation.

(3)	All other fees are related to miscellaneous other SEC filings.
     In accordance with Section 10A(i) of the Exchange Act, before BKD, LLP is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. None of the audit-related or other services described in the table above were approved by the Audit Committee, pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.
     The Audit Committee of the Board of Directors of the Corporation considers that the provision of the services referenced above to the Corporation is compatible with maintaining independence of BKD, LLP. Representatives of BKD, LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions or to make a statement if they desire to do so.
AUDIT COMMITTEE FINANCIAL EXPERT
     While the Board of Directors endorses the effectiveness of the Corporation’s Audit Committee, its membership does not include a director who qualifies for designation as an “audit committee financial expert” — a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, including experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Corporation’s financial statements.
CERTAIN TRANSACTIONS
     Several of the Corporation’s directors and their affiliates, including corporations and firms of which they are officers or in which they or members of their families have an ownership interest, are customers of Citizens Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Citizens Bank, including borrowings of material amounts, all of which, in the opinion of management, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectibility or present other unfavorable features. It is the policy of Citizens Bank not to extend credit to Executive Officers thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely upon its review of Forms 3, 4 and 5 and any amendment thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, and written representations from the Directors and Executive Officers that no other reports were required, the Corporation is not aware of any Director, Officer or beneficial holder of 10% of its Common Stock that failed to file any such reports on a timely basis during 2010, except Executive Officer Miller filed three reports late each with respect to one transaction; two reports were filed three days late and one was filed five days late.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     As of March 21, 2011 there were no persons or groups who are known to the Corporation to be the beneficial owners of more than 5% of the Common Stock.
ANNUAL MEETING TO BE HELD IN 2012
     Any stockholder who intends to present a proposal (a “Proponent”) at next year’s Annual Meeting of Stockholders to be held in 2012 must submit the proposal in writing to the Corporation on or before December 14, 2011, in order for the proposal to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting, pursuant to Rule 14A-8.
     In addition, pursuant to Rule 14A-4 of Regulation 14A under the Securities Exchange Act of 1934 and the Corporation’s By-laws, a stockholder must follow certain procedures to nominate persons for Director or to introduce an item of business outside of Rule 14A-8 at an Annual Meeting of Stockholders. The nomination or proposed item must be delivered to, or mailed to, and received no later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. The Chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in compliance with the following procedures:
Proposed Item of Business
     If the notice is regarding a proposed item of business, such stockholder’s notice to the Corporate Secretary of the Corporation must contain the following information:
     As to any business the stockholder proposes to bring before the annual meeting,
•	a brief description of the business desired to be brought;

•	the reasons for conducting such business at the annual meeting;

•	any material interest of the stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of both the stockholder and the beneficial owner; and

•	the class and number of shares of the Corporation’s capital stock that are owned beneficially and of record by the stockholder and the beneficial owner.
Nomination of Director
     If the notice is regarding the nomination of a person for Director, such stockholder’s notice to the Corporate Secretary of the Corporation must contain the following information:
     As to each person whom the stockholder proposes to nominate for election as a Director,
•	name, age, business address and residential address;

•	principal occupation or employment;

•	class and number of shares of Corporation stock beneficially-owned on the date of the notice; and

•	any other information relating to the nominee that would be required to be disclosed on Schedule 13D under the Securities and Exchange Act of 1934.
     As to the stockholder giving the notice,
•	name and address of stockholder, and name, business and residential address of any other beneficial stockholders known by the stockholder to support the nominee; and

•	class and number of shares of Corporation stock owned by the stockholder on the date of the notice, and the number of shares beneficially-owned by other record or beneficial stockholders known by the stockholder to be supporting the nominee.
OTHER MATTERS
     Management of the Corporation does not intend to present any other matters for action at the annual meeting and has not been informed that other persons intend to present any other matters for action at the meeting. However, if any other matters should properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the management of the Company.
PROXY AVAILABILITY
     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2011:
     The proxy statement and annual report to shareholders are available on our website at http://www.pnbc-inc.com.

By Order of the Board of Directors,

Lou Ann Birkey
Vice President — Investor Relations & Corporate Secretary

April 12, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All
		All	All	Except
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING”
		☐	☐	☐
1.	Election of Directors
Nominees

01	Craig O. Wesner

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 2 and 3.		For	Against	Abstain

2	To approve the following advisory (non-binding) proposal: PROPOSAL TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE	☐	☐	☐
COMPENSATION OF EXECUTIVES DISCLOSED IN THE PROXY STATEMENT

3	Ratification of the Outside Auditors: PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSAL:		For	Against	Abstain

4	Stockholder Proposal Relating to the Declassification of the Board of Directors.	☐	☐	☐

		For	Against	Abstain

5	In their discretion, upon such other matters as may properly come before the Annual Meeting.	☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

	Yes	No

Lunch will be served immediately after the meeting.	☐	☐
L. Birkey 1-815-872-6131

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
		JOB #			SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

PRINCETON NATIONAL BANCORP, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS May 10, 2011

- Please vote, sign, and return immediately -
The undersigned hereby appoints Steve Samet, Director, and Lou Ann Birkey, Vice President & Corporate Secretary, as the attorneys and proxies of the undersigned, with full power of substitution, to represent and vote all shares of common stock of Princeton National Bancorp, Inc. (the “Company”), standing in the name of the undersigned at the close of business on March 21, 2011 at the Annual Meeting of Stockholders of the Company to be held at The Galleria Convention Center, 1659 North Main Street, Princeton, Illinois, at 10:00 a.m., on Tuesday, May 10, 2011 or at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on all matters coming before said meeting, as follows:
If no instructions are indicated, this proxy will be voted “FOR” the election of the nominees named in the Proxy Statement, “FOR” the approval of Proposals 2 and 3 and “AGAINST” Proposal 4 described in the Proxy Statement.
The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Continued and to be signed on reverse side